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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Synovus Financial Corp.

         We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

         Our report refers to a change in the method of accounting for goodwill in 2002 and a change in the method of accounting for derivative instruments and hedging activities in 2001.

                                 /s/ KPMG LLP

Atlanta, Georgia
March 9, 2004